                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders of
Pediatrix Medical Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-97672, 333-07057, 333-07059, 333-07061,
333-37937 and 333-77779) of Pediatrix Medical Group, Inc. of our report dated January 31, 2002, except as to the fourth paragraph of Note 9 which is as of February 28, 2002, relating to the consolidated financial statements and financial statement schedule of Pediatrix Medical Group, Inc., which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
March 28, 2002